EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-1972 and File No. 333-05771) of Everest Reinsurance Holdings, Inc. of our report dated February 9, 2000 except for Notes 1 and 15, as to which the date is March 14, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.




PricewaterhouseCoopers LLP
New York, New York
March 22, 2000